SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13
of the Securities Exchange Act of 1934

Date of Report (Date Earliest Event reported) April 22, 2003

CB BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Hawaii	0-12396	99-0197163
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Merchant Street, Honolulu, Hawaii 96813
(Address of principal executive offices)

(808) 535-2500
(Registrant’s Telephone Number)

Item 5. Other Events and Regulation FD Disclosure

                On April 22, 2003, CB Bancshares, Inc. issued a press release announcing that it had sent a letter to its shareholders commenting on the unsolicited takeover proposal from CPB Inc. A copy of the letter was enclosed with the press release.

                A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Item 7. Financial Statements and Exhibits

      (c) Exhibits

             99.1 Press release issued April 22, 2003

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Date: April 22, 2003	CB Bancshares, Inc.

By: /s/ Dean K. Hirata
__________________
Dean K. Hirata Senior Vice President and Chief Financial Officer (principal financial officer)